 Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-142840 and 333-127350) of Colonial Bankshares, Inc. of our report dated March 25, 2008, relating to the consolidated financial statements, which appear in this Form 10-KSB.

/s/ Beard Miller Company LLP

Beard Miller Company LLP
Malvern, Pennsylvania
March 25, 2008